UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 19, 2016

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 1000

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 19, 2016, the Board unanimously consented to increase the number of Directors on the Board from five to six, and to appoint Richard A. Murphy as a member of the Board.

Mr. Murphy currently serves as the managing member of Cross River Capital Management, LLC the general partner of Cross River Partners, L.P., currently the largest shareholder of the Company. Mr. Murphy founded Cross River Partners, L.P. in April of 2002. Cross River Partners, L.P. invests in micro-cap and small-cap companies with market capitalizations up to $1.5 billion at the time of initial investment. Mr. Murphy’s primary responsibility as managing member is investment research, analysis of investment opportunities, and coordinating final investment decisions for Cross River Partners, L.P. Prior to founding Cross River Partners, L.P., Mr. Murphy was an analyst and asset portfolio manager with SunAmerica Asset Management, LLC from 1998 to 2002. Mr. Murphy also worked as an associate investment banker at ING Barings in its food and agricultural division in 1998 and he worked at Chase Manhattan Bank from 1992 to 1996. He formally sat on the Advisory Board of CMS Bankcorp, Inc. and currently sits on the Applied Investment Management Board for the University of Notre Dame. Mr. Murphy is Chairman of the audit committee for Williston Holding Company, Inc. a non-reporting restaurant company. Mr. Murphy received his MBA from the University of Notre Dame-Mendoza College of Business in 1998 and his bachelor’s degree in political science from Gettysburg College in 1992. Mr. Murphy currently is not serving on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

There were no arrangements or understandings between Mr. Murphy and any other person pursuant to which he was appointed as a member of the Board. There have been no transactions between Mr. Murphy and the Company required to be disclosed by Item 404(a) of Regulation S-K. In connection with his appointment and to induce his acceptance, Mr. Murphy was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 18, 2021 at a strike price of $0.37 per share (being the closing price on January 16, 2016). Mr. Murphy has become a party to an indemnification agreement in the form attached as Exhibit 10.07 to the Company’s annual report on Form 10-K for the year ended December 31, 2013.

Item 8.01.     Other Events

On January 20, 2016, the Company issued a press release reporting the appointment of Mr. Murphy as a director. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated January 20, 2016 (announcing appointment of Richard Murphy).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of January, 2016.

Enservco Corporation

By:	/s/ Rick D. Kasch
Rick D. Kasch, President

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